Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-194490, 333-203179, 333-210172, 333-216572, 333-223589, 333-234734, 333-237124, 333-238021, 333-254725 and 333-263190 on Form S-8 and Registration Statement Nos. 333-251294 and 333-264803 on Form S-3 of our report dated March 20, 2023, relating to the financial statements of Neoleukin Therapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Seattle, Washington

March 20, 2023